Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-1
(Form Type)

Himalaya Shipping Ltd.
(Exact Name of Registrant as Specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $1.00 per share(3)(4)	Rule 457(o)	–	–	$51,758,740	0.00011020	$5,703.81
Total Offering Amounts						$51,758,740		$5,703.81
Total Fees Previously Paid								$5,702.85
Total Fee Offsets
Net Fee Due								$0.96

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes common shares subject to the underwriters’ option to purchase additional shares.
(3)	To be paid in connection with the initial filing of the registration statement.